                                                               EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the incorporation by reference in the St.
Mary Land & Exploration Company Registration Statement on Form S-3 (File No.
333-__________) of information contained in our reserve reports as of January 1,
2000, 2001 and 2002 setting forth estimates of revenues from St. Mary Land &
Exploration Company's oil and gas reserves. We also consent to the reference to this firm under the caption "Independent Petroleum Engineers" and elsewhere in the prospectus included in the registration statement.

                                         /S/ RYDER SCOTT COMPANY, L.P
                                        ------------------------------------
                                        Ryder Scott Company, L.P.

Denver, Colorado
May 16, 2002